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                                                                  EXHIBIT 6.1
                           VITAL LIVING PRODUCTS, INC.

                             1991 STOCK OPTION PLAN
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1.       PURPOSES

         The 1991 Stock Option Plan of Vital Living Products, Inc. is intended to advance the interests of Vital Living Products, Inc. and its shareholders by encouraging and enabling officers, directors, key employees, independent consultants, independent contractors or agents, upon whose judgment, initiative and effort the Corporation is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Corporation by ownership of its stock through the exercise of stock options.

2.       DEFINITIONS

         (a)      "BOARD" shall mean the Board of Directors of the Corporation.

         (b)      "CODE" shall mean the Internal Revenue Code of 1986.

         (c) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.

         (d) "COMMON STOCK" shall mean the $.01 par value common stock of the Corporation.

         (e) "CORPORATION" shall mean Vital Living Products, Inc., a North Carolina Corporation, or its Subsidiaries, if any, unless the context implies otherwise.

         (f) "DISABILITY" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or can be expected to result in death within such twelve (12) month period.

         (g) "EMPLOYEE" shall mean an individual (who may be an officer or a director of the Corporation) employed by the Corporation (within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder), or any successor corporation by merger or consolidation. For these purposes, the employment relationship will be treated as continuing intact while the Optionee is on military, sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed 90 days or, if longer, so long as the Optionee's right to employment with the Corporation is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the Employee's right to reemployment is not


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                  guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         (h) "EXERCISE PRICE" shall mean the price per Share of Common Stock, determined by the Committee or the Board, at which an Option may be exercised.

         (i) "FAIR MARKET VALUE" of a Share as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day. If the Shares are not traded on a securities exchange, but are reported by the National Association of Securities Dealers, Inc. Automated Quotation System and market information is published on a regular basis in The New York Times or The Wall Street Journal, then Fair Market Value shall be deemed to be the average of the published high and low sales price or the published daily bid and asked prices of the Shares, as so published, on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such prices are published. If market information is not so published on a regular basis, then Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee or the Board. In no case shall Fair Market Value be less than the par value of a share of Common Stock.

         (j) "INCENTIVE STOCK OPTION" shall mean an Option granted under the Plan which is designated as an incentive stock option and which is intended to qualify as such within the meaning of
                  Section 422A(b) of the Code.

         (k) "NON-STATUTORY STOCK OPTION" shall mean an Option granted under the Plan which is designated as a non-qualified stock option and which is not intended to qualify as an Incentive Stock Option.

         (l) "OPTION" shall mean an option to purchase Shares granted pursuant to the Plan.

         (m) "OPTIONEE" shall mean an Employee or, in the case of a Non-Statutory Stock Option, any individual whom the Committee or the Board selects, to whom an Option has been granted.

         (n) "PLAN" shall mean this Vital Living Products, Inc. 1991 Stock Option Plan, as amended from time to time.

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         (o)      "PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of whole Shares with respect to which an Option is exercise.

         (p) "RULE 16B-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule.

         (q) "SECTION 16(B)" shall mean Section 16(b) of the Securities Exchange Act of 1934.

         (r) "SHARE" shall mean one share of common Stock, adjusted in accordance with Section 10 hereof (if applicable).

         (s) "SUBSIDIARY" shall mean one or more subsidiaries of the Corporation as defined in Section 425(f) of the Code.

3.       DATE(S) OF ADOPTION AND AMENDMENT

         This Plan was originally approved by the Board and by the Shareholders of the Corporation on December 11, 1991. The Plan was later amended by the Board with the approval of the Shareholders at the May 29, 1997, Annual Shareholders Meeting.

4.       ADMINISTRATION

         The Plan shall be administered by the Board or by a Committee consisting of not less than two "disinterested" persons, as defined in Rule 16b-3, appointed by the Board from its members to administer the Plan; provided, however, that if a majority of the Board are not disinterested persons within the meaning of such definition, the Board shall appoint such a Committee. The Board, from time to time, may remove members from the Committee, fill vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman.

         If the Committee is appointed by the Board, the Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee or the Board, as the case may be, shall from time to time at its discretion make determinations with respect to Employees or other individuals who shall be granted Options, the number of Shares with respect to which Options shall be granted, and the designation of such Options as Incentive Stock Options or Non-Statutory Stock Options.

         The interpretation and construction by the Committee or the Board, as the case may be, of any provisions of the Plan or of any Option granted hereunder shall be final. No member of the Committee or the Board, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

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5.       ELIGIBILITY

         (a) INCENTIVE STOCK OPTIONS: Optionees of Incentive Stock Options shall be such key Employees (including Employees who are officers and/or directors of the Corporation) who have performed, or reasonably may be expected to perform, services of special importance to the management, operation or development of the business of the Corporation as the Committee or the Board, as the case may be, shall select, but subject to the terms and conditions set forth below.

         (b) NON-STATUTORY STOCK OPTIONS: Optionees of Non-Statutory Stock Options shall be such key Employees or other individuals (including officers and/or directors of the Corporation and consultants and agents to the Corporation) who have performed, or reasonably may be expected to perform, services of special importance to the management, operation or development of the business of the Corporation as the Committee or the Board, as the case may be, shall select, but subject to the terms and conditions set forth below.

                  An Employee may be granted Non-Statutory Stock Options or Incentive Stock Options or both under the Plan; provided, however, that the grant of Non-Statutory Stock Options and Incentive Stock Options to an Optionee shall be a grant of separate Options and each Non-Statutory Stock Option and each Incentive Stock Option shall be specifically designated as such in accordance with applicable regulations promulgated under the Code.

                  An Employee who owns, directly, indirectly or constructively, at the time of the grant of an Incentive Stock Option, more than ten (10%) percent of the total combined voting power of all classes of outstanding stock of the Corporation (a "10% shareholder") shall be eligible to receive the grant of an Incentive Stock Option pursuant to the Plan only if:

                  1. the Exercise Price of the Incentive Stock Option shall be at least 110% of the Fair Market Value of a Share on the Date of Grant (as hereinafter defined); and

                  2. the Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the Date of Grant.

6.       STOCK

         The stock subject to Options granted under the Plan shall be shares of the Corporation's authorized but unissued Common Stock or shares of Common Stock held as treasury shares. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed 3,150,000 Shares. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of shares remaining available for issuance under the Plan. In the event that any Option outstanding under the Plan shall, for any reason, expire or terminate or be surrendered without having

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         been exercised in full, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

         The limitation established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified, and in the manner provided, in Section 10 hereof.

7.       TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Committee or the Board, as the case may be, from time to time shall determine, which agreements shall comply with and be subject to the terms and conditions of the Plan, including the following:

         (a) DATE OF GRANT. Each Option shall specify its effective date (the "Date of Grant"), which shall be the date specified by the Committee or the Board, as the case may be, in its action relating to the grant of the Option.

         (b) CONDITIONS OF OPTION EXERCISE. In no event shall an Incentive Stock Option be exercisable until after one year from the Date of Grant. In no event shall an Incentive Stock Option be exercisable by an Optionee unless he or she was an Employee of the Corporation at all times from the Date of Grant through the date three months prior to the date of exercise of such Option, or three (3) months prior to the date of exercise in the event such Optionee ceased employment as a result of a Disability.

         (c) NUMBER OF SHARES. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

         (d) EXERCISE PRICE. Each Option shall state the Exercise Price, which price, in the case of an Incentive Stock Option, shall not be less than the Fair Market Value of a Share on the Date of Grant. In the case of a Non-Statutory Stock Option, the Exercise Price may be any amount determined by the Committee or the Board, as the case may be, on the Date of Grant, but not less than the par value of the Common Stock.

         (e) MEDIUM AND TIME OF PAYMENT. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that, with the consent of the Committee or the Board, as the case may be, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the Optionee and having a Fair Market Value on the date of exercise equal to the Purchase Price or in any combination of cash and Shares, so long as the total of the cash so paid and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Shares shall be issued until full payment therefor has been made.

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         (f)      TERM AND EXERCISE OF OPTIONS; NONTRANSFERABILITY OF OPTIONS.
                  Each Option shall state the time or times when it becomes exercisable. No option shall be exercisable after the expiration of ten (10) years from the Date of Grant. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Option shall be transferable otherwise than by will or the laws of descent and distribution.

         (g) TERMINATION OF EMPLOYMENT (EXCEPT DEATH). In the case of Incentive Stock Options, in the event that an Optionee shall cease to be employed by the Corporation for any reason other than his or her death, such Optionee shall have the right, subject to the restrictions of Subsection (f) hereof, to exercise the Option at any time within three (3) months after such termination of employment, or within twelve (12) months if termination was due to Disability, to the extent that, on the day preceding the date of termination of employment, the Option was exercisable pursuant to the terms of the option agreement pursuant to which such Option was granted, and had not previously been exercised.

                  In the case of a Non-Statutory Stock Option, in the event that an Optionee shall cease to be employed by the Corporation (if an Employee of the Corporation) or shall cease to render services to the Corporation, in each case other than by his or her death, such Optionee's rights, if any, to exercise the Option shall be determined by the Board or the Committee and shall be set forth in the option agreement.

         (h) DEATH OF OPTIONEE. If an Optionee shall die while in the employ of, or while rendering services to, the Corporation, or within three (3) months thereafter, and shall not have fully exercised his or her Option, such Option may be exercised in full, subject to the restrictions of Subsection (f) hereof, to the extent it had not previously been exercised, at any time within twelve (12) months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who shall have acquired the Option by bequest or inheritance from the Optionee.

         (i) RIGHTS OF SHAREHOLDER. An Optionee or a transferee of an Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

         (j) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee or the Board, as the case may be, may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor.

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                  Notwithstanding the foregoing, however, no modification of an
                  Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         (k) NO SEQUENTIAL EXERCISE. An Incentive Stock Option shall be exercisable with respect to all or any part of the Shares subject thereto without the need to first exercise any other outstanding Incentive Stock Option previously granted to the Optionee.

         (l) ALTERNATIVE RIGHTS. No Incentive Stock Option shall be issued which includes an alternative right prohibited by Section 422A(b) of the Code or the regulations promulgated thereunder.

         (m) OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee or the Board, as the case may be, shall deem advisable.

         (n) EXTENSION OF EXPIRATION OR TERMINATION DATE OF OPTION. If on the date an Option is due to expire or terminate the exercise of such Option would subject the Optionee to liability under
                  Section 16(b), the expiration or termination date of such Option shall be extended automatically and such Option shall instead expire or, in the case of an Option due to terminate, terminate on the earlier to occur of three (3) months thereafter or on the tenth day after the date on which the exercise of such Option would not subject the Optionee to liability under Section 16(b). Notwithstanding the foregoing,
                  (i) where a Non-Statutory Stock Option is due to expire by reason of Subsection 7(f), the extension provided for in this Subsection 7(n) shall not exceed twelve (12) months, and (ii) where an Incentive Option is due to expire by reason of Subsection 5B(b) or 7(f), there shall be no extension.

8.       LIMITATION ON ANNUAL EXERCISE OF OPTIONS

         The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee in any calendar year under the Plan and all other plans maintained by the Corporation or any Parent or Subsidiary shall not exceed $100,000.

9.       TERM OF THE PLAN

         No Option shall be granted pursuant to the Plan more than ten (10) years after the date the Plan was adopted.

10.      ADJUSTMENTS

         Subject to any required action by the shareholders of the Corporation and, in the case of Incentive Stock Options, to the requirements of
         Section 425 of the Code, the number of

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         Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted by the Committee or the Board, as the case may be, for any change in corporate structure or capitalization of the Corporation affecting the Shares, including any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, stock split or the payment of a stock dividend.

         Subject to any required action by the shareholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled to receive as a result of such merger or consolidation. Unless the agreement of merger or consolidation shall otherwise provide, in the event of a dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation or in which its outstanding Common Stock is converted into securities of another corporation or are exchanged for other consideration, all outstanding Options shall terminate unless the Committee or the Board, as the case may be, shall either (a) make all Options outstanding immediately exercisable, or (b) arrange that any successor or surviving corporation, if any, grant replacement options.

         In the event of a change in the Common Stock as presently constituted, which is limited to a change of all authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the common Stock within the meaning of the Plan.

         To the extent that the foregoing adjustments relate to capital stock or other securities of the Corporation, such adjustments shall be made by the Committee or the Board, as the case may be, whose determination in that respect shall be final, binding and conclusive.

         Except as hereinbefore expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of capital stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of capital stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or capital stock of another corporation. No issue by the Corporation of (i) shares of capital stock of any class, or (ii) other securities convertible into shares of capital stock of any class, shall affect, nor shall any adjustment by reason thereof be made with respect to, the number or price of Shares subject to the Option.

         The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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11.      SECURITIES LAW REQUIREMENTS

         No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 and any applicable State securities statutes or perfect any necessary exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of State or Federal law has been satisfied. If required, certificates representing Shares issued upon the exercise of an Option shall contain a legend restricting transfer of the Shares except in compliance with Federal and State securities statutes.

12.      AMENDMENT OF THE PLAN

         The Board, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, may suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Corporation, no such revision or amendment shall:

         (a)      Increase the number of Shares subject to the Plan;

         (b) Change the designation in Section 5 of the Plan of the class of Employees or other individuals eligible to receive Options; or

         (c)      Amend this Section 12 to defeat its purpose.

13.      APPLICATION OF FUNDS

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.

14.      NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

15.      INTERPRETATION OF THE PLAN, CONFORMING AMENDMENTS

         It is the intention of the Board that Incentive Stock Options granted under the Plan constitute "incentive stock options" as defined in
         Section 422A(b) of the Code and in the regulations promulgated thereunder from time to time. Notwithstanding any other provision contained herein, the terms of the Plan and any Incentive Stock Option granted hereunder shall be construed so as to effectuate this intention and shall be deemed modified to the extent, if any, necessary to conform to the requirements and limitations of such Code section and regulations applicable to incentive stock options. Terms used but

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         not otherwise defined herein shall have the same meanings as terms used in Section 422A of the Code and the regulations promulgated thereunder.




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